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                                                                     EXHIBIT 3.3


                                                                          [SEAL]

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HOLDERMEX CORPORATION

          1. The name of the corporation is:

                              HOLDERMEX CORPORATION

          2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful set or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) all of such shares shall be without par value.

          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

          6. The name and mailing address of the incorporator is:

                                              L. M. Custis
                                              100 West Tenth Street
                                              Wilmington, Delaware 19801

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of August, 1981.

                                                   /s/ L. M. Custis
                                            ------------------------------
                                                     L. M. Custis

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                                                                          [SEAL]

                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                         OFFICE AND/OR REGISTERED AGENT

                                       OF

                              HOLDERMEX CORPORATION
                                 ---------------

          The Board of Directors of the Holdermex Corporation, a Corporation of Delaware, on this 28th Day of February, A.D. 1983, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 229 South State Street, in the City of Dover, Zip Code 19901, in the County of Kent.

          The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is The Prentice-Hall Corporation System, Inc.

          The Holdermex Corporation, a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

          IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 17th day of March A.D., 1983.


                                          BY: /s/ G. R. Morris
                                             ---------------------------------
                                                     President
                                                     G. R. Morris

ATTEST:

/s/ R. E. Swinehart
--------------------------
     Secretary
     R. E. Swinehart

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                                                                          [SEAL]

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

          Holdermex Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

          The Board of Directors of Holdermex Corporation adopted the following resolution on the 19th day of October 1988

               Resolved, that the registered office of Holdermex Corporation is the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, Holdermex Corporation has caused this statement to be signed by C. R. Roy, its Vice President and attested by W. D. Persavich, its Assistant Secretary this 26th day of October, 1998.


                                        By   /s/ C.R. Roy
                                          ----------------------
                                             Vice President


ATTEST:

By /s/ W.D. Persavich
  ---------------------------
       Assistant Secretary

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                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HOLDERMEX CORPORATION

          HOLDERMEX CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors and the stockholder of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

          RESOLVED, that Article 1 of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

               1. NAME. The name of the corporation is PT Components, Inc. (hereinafter called the "Corporation").

          IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this certificate on behalf of the Corporation on the 30th day of June, 1989.


                                              HOLDERMEX CORPORATION

                                              By: /s/ Charles R. Roy
                                                 -----------------------------
                                                 Charles R. Roy
                                                 Vice President

Attest:

/s/ Thomas J. Jansen
-------------------------
Thomas J. Jansen
Assistant Secretary